Exhibit 10.1

AMENDMENT TO SETTLEMENT AGREEMENT AND STIPULATION

THIS AMENDMENT TO SETTLEMENT AGREEMENT AND STIPULATION (the “Amendment”) is made effective as of June 15, 2018 by and between FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC, a Delaware limited liability company (“Creditor”) and ROKK3R INC. (formerly Eight Dragons Company), a Nevada corporation (“Company”). Creditor and the Company may collectively be referred to as the “Parties”.

BACKGROUND

A.  The Creditor and the Company are the parties to that certain Settlement Agreement and Stipulation dated November 15, 2017 (the "Agreement");

B. The Agreement was approved by the Circuit Court of the Seventeenth Judicial Circuit in and for Broward County, Florida, Case No. CACE-17-019524 (Div. 25) (the “Court”) pursuant to an order of such Court dated November 28, 2017 (the “Order”); and

C.  The parties desire to amend certain parts of the Agreement and obtain a further order of the Court approving this Amendment as set forth below.

NOW, THEREFORE, in consideration of the execution and delivery of the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowl-edged, the parties hereby agree as follows:

1.	Section 1 of the Agreement is hereby amended to include the following new defined term:
“Exempt Issuance”  means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by the Board of Directors, (b) Common Stock issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities issued pursuant to acquisitions, strategic transactions, approved by a majority of the directors of the Company and (d) any shares of Common Stock or other securities issued to contracting parties of the Company or its subsidiaries in connection with agreements between such parties that are primarily related to the operations of the Company or its subsidiaries and are not for a capital-raising purposes such as, for example and without limitation, issuances that are made to vendors of the Company or its subsidiaries in lieu of cash or other payments.

2.	Section 3(a) of the Agreement is hereby deleted in its entirety and replaced with the following:
3(a).
In full settlement of the Claims, the Company shall issue and deliver to Creditor: (i) 250,000 shares (the “Issuance Shares”) and (ii) 750,000 shares of its fully paid, non-assessable, and freely trading shares of Common Stock pursuant to Section 3(a)(10) of the Securities Act (collectively the “Settlement Shares”).  The Parties acknowledge that the Issuance Shares have previously been issued to Creditor by the Company in “book entry” form.

3.	Section 3 of the Agreement is hereby amended to include the following new Section 3(e):
3(e)
Subsequent Equity Sales.  If the Company, at any time during the period of time which is the longer of (x) the Lock-Up Period or (y) the period of time over which the Creditor sells Lock-Up Shares with an aggregate dollar value of $500,000 or more, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues any Common Stock entitling anyone to acquire shares of Common Stock at an effective price per share that is lower than $0.64 (such lower price, the “Base Price” and such issuances, collectively, a “Dilutive Issuance”), then the number of Settlement Shares held by Creditor as of the date of such Dilutive Issuance shall be increased by an amount equal to (i) $0.64 (as adjusted for any stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events during such period) divided by (ii) the price of the Common Stock issued in such Dilutive Issuance.  Such adjustment shall be made whenever such Common Stock is issued.  Notwithstanding the foregoing, no adjustment will be made under this Section 3(e) in respect of an Exempt Issuance.  The Company shall notify Creditor in writing, no later than ten (10) business days following the issuance of any Common Stock subject to this Section 3(e), indicating therein the applicable Base Price and the number of additional Settlement Shares issuable as a result of such Dilutive Issuance (such notice, the “Dilutive Issuance Notice”).

4.	Section 6(a) of the Agreement is hereby deleted in its entirety and replaced with the following:
6(a)	There are 500,000,000 shares of Common Stock of the Company authorized, of which approximately 98,442,100 shares of Common Stock are issued and outstanding.

5.	Section 6(d) of the Agreement is hereby deleted in its entirety and replaced with the following:
6(d)
The Company covenants that during the Lock-Up Period (as defined in the Lock-Up Agreement), the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of a number of Settlement Shares equal to the number of Settlement Shares held by Creditor (taking into consideration any adjustments due to a Dilutive Issuance) multiplied by three (3) (the “Reserved Amount”). Notwithstanding the foregoing, in no event shall the Reserved Amount be lower than the initial number of the Settlement Shares, regardless of any prior sales or disposition of such shares by Creditor. The Company represents that upon issuance, the Settlement Shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of Settlement Shares as a result of the a Dilutive Issuance, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, to satisfy any obligation of the Company to issue additional shares of Common Stock as a result of a Dilutive Issuance. The Company (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Settlement Shares or instructions to have the Settlement Shares issued as contemplated herein, and (ii) agrees that this Agreement shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates or cause the Company to electronically issue shares of Common Stock to execute and issue the necessary certificates for the Settlement Shares or cause the Settlement Shares to be issued as contemplated herein.

6.	The Company and Creditor shall enter into a Lock-Up Agreement in the form attached hereto as Exhibit A (the “Lock-Up Agreement”).
7.
Fairness Hearing. Upon the execution hereof, Company and Creditor agree, pursuant to Section 3(a)(10) of the Securities Act of 1933 (the "Act"), to immediately submit the terms and conditions of this Amendment to the Court for a hearing on the fairness of such terms and conditions, and the issuance exempt from registration of the Settlement Shares, as described in the Agreement. This Amendment shall become binding upon the parties only upon entry of an order by the Court substantially in the form annexed hereto as Exhibit B (the "Order").

8.
This Amendment shall be deemed part of, but shall take precedence over, and supersede any provisions to the contrary contained in the Agreement. All initial capitalized terms used in this Amendment shall have the same meaning as set forth in the Agreement unless otherwise provided.  Except as specifically modified hereby, all of the provisions of the Agreement which are not in conflict with the terms of this Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC By: /s/ Eli Fireman Name: Eli Fireman Title: Managing Partner

ROKK3R INC. By: /s/ Nabyl Charania Name: Nabyl Charania Title: CEO

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is dated as of June __________, 2018 and made by FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC, a Delaware limited liability company (the “Holder”). Any and all capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Settlement Agreement and Stipulation dated November 15, 2017, as amended on June 15, 2018 (the "Agreement") (as defined below).

WHEREAS, each of ROKK3R INC., a Nevada corporation (the “Company”) and the Holder have entered into in the Settlement Agreement and Stipulation dated November 15, 2017, as amended on June 15, 2018 (the “Settlement Agreement”) that provides for the issuance of an aggregate of 1,000,000 shares (the “Settlement Lock-Up Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”);

WHEREAS, the Amendment was approved by the Circuit Court of the Seventeenth Judicial Circuit in and for Broward County, Florida, Case No. CACE-17-019524 (Div. 25) (the “Court”) pursuant to an order of such Court dated ___________________, 2018 (the “Order”) and the date of such Order shall hereinafter be referred to as the “Order Date”; and

WHEREAS, the execution and delivery of this Agreement by the Holder is a condition to the Settlement Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Representations and Warranties. The Holder hereby represents and warrants that the Holder has full power and authority to enter into this Agreement. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto.

2. Lock-Up. During the 18 month period after the Order Date (the “Lock-Up Period”), the Holder will not, directly or indirectly:

(a) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any of the Settlement Lock-Up Shares, or any other shares of the Company that may be acquired by the Holder under the terms of the Settlement Agreement (collectively, the “Lock-Up Shares”);

(b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Lock-Up Shares, whether any such transaction is to be settled by delivery of the Lock-Up Shares or other securities, in cash or otherwise; or

(c) publicly disclose the intention to do any of the foregoing.

3. Release of Lock-Up, Exclusions.

(a) Subject to the limitation provided for in Section 3(b), the restrictions on the actions set forth in Sections 2(a) through (c) above shall expire with respect to:

(i) 25,000 Lock-Up Shares during each consecutive month for a period of three consecutive months commencing on the first full month after the Order Date;

(ii) 50,000 Lock-Up Shares during each consecutive month for a period of three consecutive months commencing on the fourth month after the Order Date;

(iii) 75,000 Lock-Up Shares during each consecutive month for a period of three consecutive months commencing on the seventh (7th) month after the Order Date; and

(iv) 100,000 Lock-Up Shares during each consecutive month for a period of three (3) consecutive months commencing on the tenth (10th) month after the Order Date.

(b) Notwithstanding anything to the contrary in the immediately preceding sentences or otherwise herein, if the dollar value of Lock-Up Shares sold by Holder during the Lock-Up Period exceeds $500,000, then the number of Lock-Up Shares that may be sold during each month during the six consecutive months after the Lock-Up Period shall be limited to 40,000.

(c) Furthermore, such restrictions shall not apply to: (i) transfers of Lock-Up Shares as a bona fide gift; (ii) transfers of Lock-Up Shares to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the Holder or the immediate family of the Holder; (iii) transfers of Lock-Up Shares to any beneficiary of the Holder pursuant to a will, trust instrument or other testamentary document or applicable laws of descent; (iv) transfers of Lock-Up Shares to the Company by way of repurchase or redemption; (v) transfers of Lock-Up Shares to any affiliate of the Holder; (vi) transfers of Lock-Up Shares by the Holder that are in compliance with applicable federal and state securities laws; or (vii) transfer of Lock-Up Shares by the Holder pursuant to an underwritten secondary offering provided that, in the case of any transfer or distribution pursuant to clause (i), (ii), (iii), (v) or (vi) above, each donee, distributee or transferee shall sign and deliver to the Company, prior to such transfer, a lock-up agreement substantially in the form of this Agreement. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

(d) Before the Holder may make any sales of Lock-Up Shares pursuant to Sections 3(a)(i), (ii), (iii) and (iv) (each month is individually referred to as, the “Release Period” and collectively, the “Release Periods”), the Company shall have the right to purchase all or any portion of the Lock-Up Shares that the Holder is permitted to sell during each month within each of the Release Periods on the following terms: No later than the last business day for each month that precedes each of the Release Periods, the Company shall deliver a notice to the Holder (each, an “Purchase Notice”) which specifies the number of Lock-Up Shares it intends to acquire (the “Repurchased Lock-Up Shares”) and confirmation that the Lock-Up Share Purchase Price (as hereinafter defined) has been deposited into the trust account of the Company’s legal counsel with instructions to pay such amount to the Holder within three business days of surrender of the Repurchased Lock-Up Shares to the Company’s transfer agent. The Repurchased Lock-Up Shares shall be accompanied by a medallion guaranteed stock power and such other documents as reasonably required by the Company’s transfer agent to cancel such shares. The “Lock-Up Share Purchase Price” shall be equal to the greater of (i) 75% of the average of the high and low trading price of the Common Stock during the 10 day period prior to the date of delivery of the Purchase Notice multiplied by the number of Repurchased Lock-Up Shares or (ii) $0.64 per share multiplied by the number of Repurchased Lock-Up Shares.  In the event the Holder fails to deliver the Repurchased Lock-Up Shares and other documentation required by the Company’s transfer agent within ten (10) business days of the date of the Purchase Notice, the Company may withdraw its Purchase Notice and receive a refund of the Lock-Up Share Purchase Price held in escrow.

The number of Lock-Up Shares set forth in the Purchase Notice shall then reduce the number of Lock-Up Shares that the Holder may sell in the Release Period following the delivery of the Purchase Notice.

In no event may the Company repurchase more than an aggregate of 75% of the Lock-Up Shares.

4. Right to Decline Transfer, Forfeit of Shares. The Company and its transfer agent on its behalf are hereby authorized (a) to decline to register any transfer of securities if such transfer would constitute a violation or breach of this Agreement and (b) to imprint on any certificate representing Lock-Up Shares a legend describing the restrictions contained herein. In addition, in the event of a violation of the terms in respect of the Lock-Up Period, the amount of Lock-up Shares applicable to the event giving rise to such violation shall be forfeited, provided that, if the amount of Lock-up Shares held by the Shareholder is less than the amount of such applicable Lock-up Shares, Shareholder shall forfeit all remaining Lock-up Shares then held. The Shareholder agrees that the foregoing provisions are reasonable.

5. Notices. Unless otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement will be in writing and will be given in accordance with the notice provisions of the Settlement Agreement, provided that the address for notices to the Holder shall be as set forth on the signature page hereto.

6. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

7. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

8. Amendment. This Agreement may be amended or modified by written agreement executed by the Holder and the Company.

9. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, the Holder has caused this Agreement to be duly executed as of the date first indicated above.

HOLDER:

By:

Print Name:

Print Title (if applicable):

FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC	Name of Entity (if applicable):

Address:

Date:

ROKK3R INC.

By:

Name:

Title:

EXHIBIT B
FORM OF AGREED ORDER APPROVING SETTLEMENT AGREEMENT

IN THE CIRCUIT COURT OF THE SEVENTEENTH JUDICIAL CIRCUIT
IN AND FOR BROWARD COUNTY, FLORIDA

FIRSTFIRE GLOBAL OPPORTUNITIES           Case No. CACE-17-019524 (Div. 25)
FUND, LLC, a Delaware limited liability
company,
Plaintiff,
v.
EIGHT DRAGONS COMPANY, a Nevada
Corporation,
Defendant.
__________________________________/

AGREED ORDER APPROVING SETTLEMENT AGREEMENT
AND STIPULATION FOR DISMISSAL
THIS CAUSE came before the Court on ____________, 2018 on the parties’ Joint Motion for Order Approving Amendment to Amendment Agreement, and having reviewed the same and the parties’ Amendment to Amendment Agreement dated ____, 2018 attached thereto (the “Amendment”), having heard the representations and arguments of counsel, and otherwise being fully advised in the premises, it is
ORDERED, ADJUDGED and DECLARED that
a.
A hearing upon the fairness of the terms and conditions of the Amendment attached to the parties’ Joint Motion for Order Approving Amendment to Amendment Agreement was conducted on the date of this Order, in accordance with Section 3(a)(10) of the U.S. Securities Act of 1933 (15 U.S.C. §77c(a)(10)) and Rule 69W-500.014, F.A.C..

b.
All persons to whom it is proposed to issue securities in exchange for securities pursuant to the Amendment had the right to appear, no impediment to their right to appear was found, and they were duly served with notice of the hearing for the entry of an Order determining the fairness of the terms and conditions of the Amendment.

c.
Defendant filed an Answer to the Complaint admitting all of the allegations, asserting as an affirmative defense that that the parties had entered into the Amendment, and both parties’ attorneys of record executed the subject Joint Motion wherein they agreed to submit a proposed Agreed Order to the Court approving the Amendment pursuant to Section 3(a)(10) of the U.S. Securities Act of 1933 (15 U.S.C. §77c(a)(10)) and Rule 69W-500.014, F.A.C.

d.	Having considered the fairness of the terms and conditions of the issuance of securities and exchange for debt set forth in the Amendment, said terms and conditions are hereby approved.
e.
 Having considered the fairness of the terms and conditions of the issuance of securities and exchange for debt set forth in the Amendment, the Court finds that the issuance and exchange of securities for debt set forth in the Amendment was made in good faith and not for the purpose of avoiding the securities registration requirements of Chapter 517, Florida Statutes.

f.
Plaintiff has agreed to the Amendment and believes that it is sufficiently fair such that Plaintiff is willing to enter into the Amendment.  Defendant’s board of directors has considered the Amendment and has resolved that its terms and conditions are fair to, and in the best interests of, Defendant and its stockholders. The terms and conditions of the Amendment were, are, and will be fair to and in the best interests of all of the parties.

g.	As contemplated by Section 3(a)(10) of the Securities Act and Rule 69W-500.014, F.A.C., Plaintiffs have "claims" against Defendant.
h.
The securities of Defendant which are to be issued to Plaintiff in exchange for Claims Plaintiff has against Defendant shall be issued in accordance with the Amendment which is in accordance with Section 3(a)(10) of the Securities Act and Rule 69W-500.014, F.A.C. and shall be freely tradeable and unrestricted.

DONE AND ORDERED in Broward County, Florida on ___________, 2018.

____________________________________
Circuit Judge

Copies to:	Stuart Reed, Esq., Attorney for Plaintiff
Laura Anthony, Esq., Attorney for Defendant